News Release
www.aviatnetworks.com
Aviat Networks Announces Second Quarter of Fiscal 2018 Financial Results

•	GAAP gross margin of 35.5%, an increase of 470 basis points year-over-year; Non-GAAP gross margin of 35.3%, an improvement of 400 basis points year-over-year

•	GAAP operating expenses of $19.0 million, an increase of $0.4 million or 2.1% year-over-year; Non-GAAP operating expenses of $18.2 million, an increase of $0.1 million or 0.8% year-over-year

•	GAAP operating income of $2.9 million, an increase of $0.4 million or 15.2% year-over-year; Non-GAAP operating income of $3.5 million, an increase of $0.2 million or 5.0% year-over-year

•	Adjusted EBITDA of $4.6 million decreased $0.2 million year-over-year and increased $3.7 million sequentially

•	Cash, cash equivalents, and restricted cash at fiscal 2018 second quarter end of $42.1 million; net cash increase of $5.9 million from fiscal year end 2017
MILPITAS, Calif., February 8, 2018 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or “the Company”), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2018 second quarter ended December 29, 2017.
Commenting on the Company’s fiscal 2018 second quarter results, Michael Pangia, President and Chief Executive Officer of Aviat Networks stated, “I’m very pleased with our results this quarter, as we exceeded our gross margin, adjusted EBITDA and cash generation targets. Our success was primarily driven by continued strength in our private networks business and in North America, which also led to a significant sequential improvement in bookings. Our balance sheet continues to strengthen, as evidenced by strong performance in cash from operations and increases in our cash position. With our year-to-date results and our expectations in the second half of the year, we remain on track to meet both our top- and bottom-line guidance.”
Fiscal 2018 Second Quarter Results Comparisons
The Company reported total revenues of $61.7 million for its fiscal 2018 second quarter as compared to $68.5 million in the comparable fiscal 2017 period, a decline of $6.8 million or 9.9%. The year-over-year decline in revenue is primarily related to a decline in international revenue offset in part by an increase in North America revenue. On a sequential basis, total revenues increased $5.5 million or 9.9%, as compared to the prior fiscal 2018 first quarter.

GAAP gross margins for the fiscal 2018 second quarter were 35.5% as compared to 30.8% in the fiscal 2017 second quarter, an improvement of approximately 470 basis points. Non-GAAP gross margins for the fiscal 2018 second quarter were 35.3% as compared to 31.3% in the fiscal 2017 second quarter, an increase of 400 basis points. Both GAAP and Non-GAAP gross margin percentage improvements were primarily driven by improved product and service margins and increased share of business in North America.
GAAP total operating expenses for the fiscal 2018 second quarter were $19.0 million as compared to $18.6 million reported in the fiscal 2017 second quarter, an increase of $0.4 million or 2.1%. Non-GAAP total operating expenses for the fiscal 2018 second quarter, excluding the impact of share-based compensation and strategic alternative costs, were $18.2 million as compared to $18.1 million reported in the fiscal 2017 second quarter, an increase of $0.1 million or 0.8%. The increases in both GAAP and Non-GAAP operating expenses are related to a one-time bad debt recovery in fiscal 2017 that did not repeat in the fiscal 2018 second quarter.
GAAP operating income was $2.9 million for the fiscal 2018 second quarter as compared to $2.5 million for the comparable fiscal 2017 period. Non-GAAP operating income was $3.5 million for the fiscal 2018 second quarter as compared to $3.4 million for the comparable fiscal 2017 period. The Company reported a GAAP net income from continuing operations of $5.1 million, or an income of $0.90 per diluted share and Non-GAAP income from continuing operations of $3.0 million, or income of $0.53 per diluted share. This compares to a GAAP income from continuing operations of $1.7 million, or an income of $0.31 per diluted share for the comparable year-ago period, and a Non-GAAP income from continuing operations attributable to Aviat Networks of $3.1 million or an income of $0.57 per diluted share for the comparable fiscal 2017 period.
Adjusted EBITDA for the fiscal 2018 second quarter was $4.6 million, compared to an Adjusted EBITDA of $4.8 million in the comparable fiscal 2017 period.
Cash, cash equivalents and restricted cash were $42.1 million as of December 29, 2017 as compared to $36.2 million as of June 30, 2017, an improvement of $5.9 million.
A reconciliation of GAAP to Non-GAAP financial measures for the second quarter of fiscal 2018 along with the accompanying notes is provided in Table 3 below.
Fiscal 2018 Third Quarter Outlook
The Company anticipates revenue to be in the range of $62.0 to $65.0 million. Non-GAAP gross margins are anticipated to be in the range of 30.0% and 32.0% based on geographic mix and the anticipated split between products and services. Non-GAAP operating expenses are expected to be between $18.3 and $18.7 million, in line with the Company’s prior outlook, with the range dependent upon the top-line. This would result in positive operating income and positive Adjusted EBITDA for the third quarter of fiscal 2018.
Fiscal 2018 Full Year Outlook
The Company today reaffirmed its previously announced fiscal 2018 full year outlook. The Company still anticipates fiscal 2018 revenue to be in the range of $245.0 to $255.0 million, with Non-GAAP gross margins between 31.5% to 32.5% and Non-GAAP operating expenses to be in the range of $72.0 million to $75.0 million. The Company anticipates it will meet its bottom-line objectives and generate Non-GAAP operating income of approximately $5.0 million to $7.0 million and Adjusted EBITDA of approximately $11.0 million to $13.0 million in fiscal 2018.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on February 8, 2018 to discuss its financial results for the fiscal 2018 second quarter. To listen to the live conference call, please dial toll free (US/CAN) (866) 562-9910, (INTL) (661) 378-9805, conference ID: 1898977. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income tax provision (benefit), income from continuing operations attributable to Aviat Networks, diluted net income per share from continuing operations attributable to Aviat Networks, adjusted income before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand its performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat Networks with their critical applications. Coupled with a long history of microwave innovations, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat Networks have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2018, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 6, 2017 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:

Glenn Wiener, GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / Investorinfo@aviatnet.com or GWiener@GWCco.com

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2018 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Revenues:
Revenue from product sales	$37,719	$45,958	$72,786	$80,682
Revenue from services	24,004	22,578	45,119	46,061
Total revenues	61,723	68,536	117,905	126,743
Cost of revenues:
Cost of product sales	23,784	31,003	47,447	55,863
Cost of services	16,049	16,417	31,272	32,399
Total cost of revenues	39,833	47,420	78,719	88,262
Gross margin	21,890	21,116	39,186	38,481
Operating expenses:
Research and development expenses	5,144	4,475	9,942	9,418
Selling and administrative expenses	14,104	14,056	27,826	29,243
Restructuring (recovery) charges	(252)	72	(250)	232
Total operating expenses	18,996	18,603	37,518	38,893
Operating income (loss)	2,894	2,513	1,668	(412)
Interest income	42	72	100	126
Interest expense	(13)	(3)	(19)	(21)
Other (expense) income	(136)	5	(166)	(177)
Income (loss) before income taxes	2,787	2,587	1,583	(484)
(Benefit from) provision for income taxes	(2,564)	865	(3,203)	(1,605)
Net income	5,351	1,722	4,786	1,121
Less: Net income attributable to noncontrolling interests, net of tax	280	44	372	72
Net income attributable to Aviat Networks’ common stockholders	$5,071	$1,678	$4,414	$1,049

Net income per share of common stock outstanding:
Basic	$0.95	$0.32	$0.83	$0.20
Diluted	$0.90	$0.31	$0.79	$0.20
Weighted average shares outstanding:
Basic	5,329	5,284	5,323	5,273
Diluted	5,624	5,400	5,616	5,328

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2018 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 29, 2017	June 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$40,352	$35,658
Restricted cash	1,772	541
Short-term investments	276	264
Accounts receivable, net	43,098	45,945
Unbilled receivables	9,487	12,110
Inventories	24,556	21,794
Customer service inventories	1,637	1,871
Other current assets	7,065	6,402
Total current assets	128,243	124,585
Property, plant and equipment, net	16,931	16,406
Deferred income taxes	5,705	6,178
Other assets	9,331	5,407
Total long-term assets	31,967	27,991
TOTAL ASSETS	$160,210	$152,576
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	33,098	33,606
Accrued expenses	19,842	21,933
Advanced payments and unearned income	25,273	20,004
Restructuring liabilities	308	1,475
Total current liabilities	87,521	86,018
Unearned income	6,509	7,062
Other long-term liabilities	1,052	1,022
Reserve for uncertain tax positions	2,473	2,453
Deferred income taxes	1,743	1,681
Total liabilities	99,298	98,236
Equity:
Preferred stock	—	—
Common stock	53	53
Additional paid-in-capital	814,898	813,733
Accumulated deficit	(743,790)	(748,204)
Accumulated other comprehensive loss	(11,164)	(11,785)
Total Aviat Networks stockholders’ equity	59,997	53,797
Noncontrolling interests	915	543
Total equity	60,912	54,340
TOTAL LIABILITIES AND EQUITY	$160,210	$152,576

AVIAT NETWORKS, INC.
Fiscal Year 2018 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income (loss), provision for or benefit from income taxes, income from continuing operations attributable to Aviat Networks, diluted net income per share from continuing operations attributable to Aviat Networks, and adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2018 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Six Months Ended
	December 29, 2017	% of Revenue	December 30, 2016	% of Revenue	December 29, 2017	% of Revenue	December 30, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$21,890	35.5%	$21,116	30.8%	$39,186	33.2%	$38,481	30.4%
WTM inventory write-down recovery	(181)		(83)		(190)		(83)
Performance bond expense	—		365		—		365
Share-based compensation	55		62		99		102
Non-GAAP gross margin	21,764	35.3%	21,460	31.3%	39,095	33.2%	38,865	30.7%

GAAP research and development expenses	$5,144	8.3%	$4,475	6.5%	$9,942	8.4%	$9,418	7.4%
Share-based compensation	(39)		(38)		(78)		(62)
Non-GAAP research and development expenses	5,105	8.3%	4,437	6.5%	9,864	8.4%	9,356	7.4%

GAAP selling and administrative expenses	$14,104	22.9%	$14,056	20.5%	$27,826	23.6%	$29,243	23.1%
Share-based compensation	(486)		(388)		(977)		(782)
Strategic alternative costs	(483)		—		(877)		—
Non-GAAP selling and administrative expenses	13,135	21.3%	13,668	19.9%	25,972	22.0%	28,461	22.5%

GAAP operating income (loss)	$2,894	4.7%	$2,513	3.7%	$1,668	1.4%	$(412)	(0.3)%
WTM inventory write-down recovery	(181)		(83)		(190)		(83)
Performance bond expense	—		365		—		365
Share-based compensation	580		488		1,154		946
Strategic alternative costs	483		—		877		—
Restructuring (recovery) charges	(252)		72		(250)		232

	Three Months Ended				Six Months Ended
	December 29, 2017	% of Revenue	December 30, 2016	% of Revenue	December 29, 2017	% of Revenue	December 30, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
Non-GAAP operating income	3,524	5.7%	3,355	4.9%	3,259	2.8%	1,048	0.8%

GAAP income tax (benefit) provision	$(2,564)	(4.2)%	$865	1.3%	$(3,203)	(2.7)%	$(1,605)	(1.3)%
Tax refund from Inland Revenue Authority of Singapore	—		—		1,322		3,741
AMT credit related to valuation allowance release	3,303		—		3,303		—
Adjustment to reflect pro forma tax rate	(439)		(565)		(822)		(1,536)
Non-GAAP income tax provision	300	0.5%	300	0.4%	600	0.5%	600	0.5%

GAAP income from continuing operations attributable to Aviat Networks	$5,071	8.2%	$1,678	2.4%	$4,414	3.7%	$1,049	0.8%
Share-based compensation	580		488		1,154		946
Strategic alternative costs	483		—		877		—
Restructuring (recovery) charges	(252)		72		(250)		232
Nigeria FX loss (income) on dividend receivable	136		(2)		137		208
WTM inventory write-down recovery	(181)		(83)		(190)		(83)
Performance bond expense	—		365		—		365
Tax refund from Inland Revenue Authority of Singapore	—		—		(1,322)		(3,741)
AMT credit related to valuation allowance release	(3,303)		—		(3,303)		—
Adjustment to reflect pro forma tax rate	439		565		822		1,536
Non-GAAP income from continuing operations attributable to Aviat Networks	$2,973	4.8%	$3,083	4.5%	$2,339	2.0%	$512	0.4%

Diluted income per share of common stock
GAAP	$0.90		$0.31		$0.79		$0.20
Non-GAAP	$0.53		$0.57		$0.42		$0.10

Shares used in computing diluted income per share of common stock
GAAP	5,624		5,400		5,616		5,328
Non-GAAP	5,624		5,400		5,616		5,328

ADJUSTED EBITDA:
GAAP income from continuing operations attributable to Aviat Networks	$5,071	8.2%	$1,678	2.4%	$4,414	3.7%	$1,049	0.8%
Depreciation and amortization of property, plant and equipment	1,308		1,466		2,590		3,136
Interest	(29)		(69)		(81)		(105)
Share-based compensation	580		488		1,154		946
Strategic alternative costs	483		—		877		—
Restructuring (recovery) charges	(252)		72		(250)		232
Nigeria FX loss (income) on dividend receivable	136		(2)		137		208
WTM inventory write-down recovery	(181)		(83)		(190)		(83)
Performance bond expense	—		365		—		365
(Benefit) provision for income taxes	(2,564)		865		(3,203)		(1,605)

	Three Months Ended				Six Months Ended
	December 29, 2017	% of Revenue	December 30, 2016	% of Revenue	December 29, 2017	% of Revenue	December 30, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
Adjusted EBITDA attributable to Aviat Networks	$4,552	7.4%	$4,780	7.0%	$5,448	4.6%	$4,143	3.3%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP income from continuing operations attributable to Aviat Networks excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP income from continuing operations attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2018 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
	(In thousands)
North America	$36,985	$39,353	$67,987	$67,937
International:
Africa and Middle East	12,682	16,770	26,144	31,119
Europe and Russia	3,814	2,810	8,260	7,317
Latin America and Asia Pacific	8,242	9,603	15,514	20,370
	24,738	29,183	$49,918	$58,806
Total Revenue	$61,723	$68,536	$117,905	$126,743